Exhibit 99.1
Rapid Micro Biosystems Reports First Quarter 2025 Financial Results
•Reports first quarter 2025 total revenue of $7.2 million, representing 28% growth compared to the first quarter of 2024.
◦Reports record quarterly service revenue led by strong validation activity.
•Reports first quarter gross margin of 6%, representing a 33-percentage point improvement compared to the first quarter of 2024.
•Announced a global Distribution and Collaboration Agreement with the Life Science business of Merck KGaA, Darmstadt, Germany, which operates in the U.S. as MilliporeSigma (“MilliporeSigma”).
•Reaffirms full-year 2025 total revenue guidance of at least $32.0 million.

Lexington, MA, May 9, 2025 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the first quarter ended March 31, 2025.

"We delivered strong revenue growth of 28% in the first quarter, which included record quarterly service revenue,” said Robert Spignesi, President and CEO. "We also continued to make good progress against our initiatives focused on product cost reduction and manufacturing efficiency as well as service productivity, which helped drive significant gross margin expansion compared to the prior-year quarter.”

“Our global Distribution and Collaboration Agreement with MilliporeSigma is in its early stages, and our teams are highly engaged in joint training and planning activities. We remain excited about the opportunity this partnership provides to advance our priorities of accelerating Growth Direct system placements, improving gross margins and innovating new products," said Spignesi.
First Quarter Financial Results
Total revenue for the first quarter of 2025 increased 28% to $7.2 million compared to $5.6 million in the first quarter of 2024. The Company placed three new Growth Direct® systems and completed the validation of nine customer systems compared to three placements and three validations in the first quarter of 2024. Product revenue increased by 10% to $4.1 million, compared to $3.7 million in the first quarter of 2024. Service revenue increased by 64% to $3.1 million, compared to $1.9 million in the first quarter of 2024. Recurring revenue increased by 6% to $4.0 million, compared to $3.7 million in the first quarter of 2024.
Total cost of revenue was $6.8 million in the first quarter of 2025, a decrease of 5% compared to $7.1 million in the first quarter of 2024. Gross margin was positive 6%, or positive $0.4 million, compared to negative 27%, or negative $1.5 million in the first quarter of 2024.
Total operating expenses decreased by 5% to $12.1 million in the first quarter of 2025, compared to $12.8 million in the first quarter of 2024. General and administrative expenses were essentially flat, research and development expenses decreased by 6%, and sales and marketing expenses decreased by 16%, in each case compared to the first quarter of 2024.
Net loss for the first quarter of 2025 was $11.3 million, compared to $13.3 million in the first quarter of 2024. Net loss per share for the first quarter of 2025 was $0.26, compared to $0.31 in the first quarter of 2024.
Cash, cash equivalents and short-term investments were approximately $42 million, and the Company had no debt outstanding as of March 31, 2025.
2025 Outlook
The Company is reaffirming its full year 2025 total revenue guidance of at least $32.0 million, with between 21 and 25 system placements.

Webcast Details
The Company will host a conference call before the market opens today, May 9, 2025, at 8:30 a.m. ET to discuss its first quarter 2025 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.

Rapid Micro Biosystems intends to use the Investor Relations page of its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations and webcasts.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance, including with respect to full year 2025 total revenue and number of Growth Direct placements; the Company's collaboration with MilliporeSigma, including the expected benefits therefrom; the Company’s ability to reduce product costs, and improve manufacturing efficiency and service productivity; and the Company's ability to advance its priorities of accelerating Growth Direct system placements, improving gross margins and innovating new products.
In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to risks related to, the Company's ability to achieve positive cash flow without requiring additional financing; the Company's ability to achieve its business objectives; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks associated with macroeconomic events and uncertainty, including with respect to tariff and trade policy in the U.S. and abroad, as well as activity in the Company's industry and in the general economy; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Product revenue	$4,101	$3,713
Service revenue	3,104	1,898
Total revenue	7,205	5,611
Costs and operating expenses:
Cost of product revenue	5,029	5,173
Cost of service revenue	1,772	1,961
Research and development	3,624	3,842
Sales and marketing	2,751	3,281
General and administrative	5,690	5,627
Total costs and operating expenses	18,866	19,884
Loss from operations	(11,661)	(14,273)
Other income (expense):
Interest income, net	466	983
Other expense, net	(61)	(29)
Total other income, net	405	954
Loss before income taxes	(11,256)	(13,319)
Income tax expense	7	3
Net loss	$(11,263)	$(13,322)
Net loss per share — basic and diluted	$(0.26)	$(0.31)
Weighted average common shares outstanding — basic and diluted	43,993,359	43,245,835

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$18,906	$16,911
Short-term investments	22,764	33,821
Accounts receivable	4,521	7,519
Inventory	20,722	20,200
Prepaid expenses and other current assets	2,269	2,466
Total current assets	69,182	80,917
Property and equipment, net	10,563	11,193
Right-of-use assets, net	4,903	5,163
Other long-term assets	421	531
Restricted cash	365	365
Total assets	$85,434	$98,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,635	$2,535
Accrued expenses and other current liabilities	5,034	7,217
Deferred revenue	6,092	6,599
Lease liabilities, short-term	1,235	1,214
Total current liabilities	14,996	17,565
Lease liabilities, long-term	4,641	4,954
Other long-term liabilities	306	298
Total liabilities	19,943	22,817
Total stockholders’ equity	65,491	75,352
Total liabilities and stockholders’ equity	$85,434	$98,169

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$18,906	$16,911
Short-term investments	22,764	33,821
Cash, cash equivalents and investments	$41,670	$50,732